Exhibit 99.3

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 16, 2018, is among LAITRAM GROUP INC., a Louisiana corporation (the “Parent”), LAITRAM, L.L.C., a Louisiana limited liability company (“Laitram”), INTRALOX, L.L.C., a Louisiana limited liability company (“Intralox”), LAPEYRE PROPERTIES, L.L.C., a Louisiana limited liability company (“Lapeyre Properties”), and LAITRAM MACHINERY, INC., a Louisiana corporation (“Laitram Machinery”) (Laitram, Intralox, Lapeyre Properties and Laitram Machinery, individually and collectively the “Borrower” ), the lenders party hereto (the “Lenders” ) and JPMORGAN CHASE BANK N.A., as administrative agent, (the “Administrative Agent”).

RECITALS

A.    The Parent, Borrowers, Lenders, and Administrative Agent executed an Amended and Restated Credit Agreement dated as of April 25, 2017 (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings defined in the Credit Agreement.

B.    The Borrower desires to exercise its right to increase the Revolving Commitments by obtaining additional Revolving Commitments in the aggregate of $50,000,000 pursuant to Section 2.09(e) of the Credit Agreement.

NOW, THEREFORE, in consideration of their mutual covenants and undertakings the parties agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT

1.    Section 2.09(e) of the Credit Agreement is hereby amended to substitute $150,000,000 for $200,000,000 as the aggregate amount of the Revolving Commitment.

2.    Schedule I (Commitment Schedule) attached to this Amendment hereby replaces Schedule 1 to the Credit Agreement; the revised Applicable Percentage of each Lender shall be the percentage set forth for such Lender on Schedule 1 hereof.

II. MISCELLANEOUS

1.    This Amendment shall be effective upon the Administrative Agent’s receipt of (i) the fully executed counterparts of this Agreement, (ii) the fully executed Acknowledgment of Guarantors by the Parent and Subsidiary Guarantors; and (iii) the fully executed Certificates for each Loan Party.

2.    Inasmuch as the Applicable Percentage for each Lender is changing, the Lenders who have lesser Applicable Percentages will be deemed to have assigned the difference to the Lenders who have greater Applicable Percentages, without the necessity of complying with the assignment provisions of the Credit Agreement.

3.    Borrower shall execute a new Revolving Loan Note (the “2018 Note”) for each Lender in the principal amount of such Lender’s new Applicable Percentage. These notes shall supersede and replace the Revolving Loan Note to such Lender dated April 25, 2017 (the “2017 Note”). Each 2018 Note shall supersede and replace the corresponding 2017 Note, which 2017 Note shall be null and void.

4.    This Amendment shall be governed by and construed in accordance with the internal laws (and not the conflict of laws) of the State of Louisiana, but giving effect to federal laws applicable to national banks. ·

5.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original but all of which taken together shall constitute a single Agreement.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused the Amendment to be duly executed as of the date first written above.

BORROWERS:	LAITRAM, L.L.C.

	By:	/s/ Lawrence P. Oertling
	Name:	Lawrence P. Oertling
	Title:	Chief Financial Officer

INTRALOX, L.L.C.

	By:	/s/ Lawrence P. Oertling
	Name:	Lawrence P. Oertling
	Title:	Secretary/Treasurer

LAPEYRE PROPERTIES, L.L.C.

	By:	/s/ Lawrence P. Oertling
	Name:	Lawrence P. Oertling
	Title:	Secretary/Treasurer

LAITRAM MACHINERY, INC.

	By:	/s/ Lawrence P. Oertling
	Name:	Lawrence P. Oertling
	Title:	Secretary/Treasurer

PARENT:	LAITRAM GROUP, INC.

	By:	/s/ Lawrence P. Oertling
	Name:	Lawrence P. Oertling
	Title:	Treasurer

ADMINISTRATIVE AGENT	JPMORGAN CHASE BANK, N.A.
SWINGLINE LENDER AND LENDER:

By:
Name:
Title:

LENDERS:	WELLS FARGO BANK, N.A.

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

WHITNEY BANK

By:
Name:
Title:

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title: